Exhibit 31.4

CERTIFICATIONS UNDER SECTION 302

I, Vandana Sriram, certify that:

1.I have reviewed this annual report on Form 10-K/A of Quanterix Corporation; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2025

/s/ Vandana Sriram
Vandana Sriram
Chief Financial Officer (principal financial officer and principal accounting officer)